U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GLOBAL PARTNER ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	47-4078206
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1 Rockefeller Plaza 10th floor New York, New York	10020
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-204907
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:	None

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, each consisting of one share of Common Stock and one Warrant	The NASDAQ Stock Market LLC

Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

Warrants, each exercisable for one half of a share of Common Stock at an exercise price of $5.75 per half share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of Class)

Item 1.    Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, common stock and warrants to purchase common stock of Global Partner Acquisition Corp. (the “Company”). The description of the units, common stock and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333- 204907) filed with the Securities and Exchange Commission on June 12, 2015, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.   Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description
3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-204907), filed with the Securities and Exchange Commission on June 12, 2015).

3.2	Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-204907), filed with the Securities and Exchange Commission on June 12, 2015).

3.3	Bylaws (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 (File No. 333-204907), filed with the Securities and Exchange Commission on June 12, 2015).

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-204907), filed with the Securities and Exchange Commission on June 12, 2015).

4.2	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (File No. 333-204907), filed with the Securities and Exchange Commission on June 12, 2015).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1 (File No. 333-204907), filed with the Securities and Exchange Commission on June 12, 2015).

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-1 (File No. 333-204907), filed with the Securities and Exchange Commission on June 12, 2015).

10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1 (File No. 333-204907), filed with the Securities and Exchange Commission on June 12, 2015).

10.2	Form of Registration Rights Agreement between the Company and certain securityholders (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (File No. 333-204907), filed with the Securities and Exchange Commission on June 12, 2015).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

GLOBAL PARTNER ACQUISITION CORP.

By:	/s/ Paul Zepf
Paul Zepf
Chief Executive Officer

Dated: July 29, 2015

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